UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2013

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2013 the board of directors (“the Board”) of Range Resources Corporation (the “Company”) issued a press release announcing the appointment of a new director, Mary Ralph Lowe. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

Mary Ralph Lowe has been president and chief executive officer of Maralo, LLC, (formerly Maralo, Inc.), an independent oil and gas exploration and production company and ranching operation, since 1988 and a member of its board of directors since 1975. Ms. Lowe also serves on the Board of Trustees of Texas Christian University and the Board of the Performing Arts Center of Fort Worth. Ms. Lowe previously served on the board of directors of Apache Corporation, a large oil and gas exploration company.

Family Relationships. No family relationship has ever existed between any director, executive officer of the Company and any person contemplated to become such.

Related Party Transactions. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements. The Company has not entered into an employment agreement with Ms. Lowe.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.1 Press Release dated April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: April 1, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 1, 2013

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